Exhibit (h)(23)
PRINCIPAL VARIABLE CONTRACTS FUND, INC.
PARTICIPATION AGREEMENT
     THIS PARTICIPATION AGREEMENT (the “Agreement”) is made this 25th day of August, 2008 among PRINCIPAL VARIABLE CONTRACTS FUNDS, INC., an open-end management investment company organized under the laws of the State of Maryland (“PVC”), PRINCIPAL FUNDS DISTRIBUTOR, INC. (“PFDI”), a principal underwriter for the Class 2 shares of PVC, organized under the laws of the State of Washington (and previously known as WM Funds Distributor, Inc.), and FARMERS NEW WORLD LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Washington (the “Company”) (PVC, PFDI, and the Company collectively, the “parties”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the “Accounts”).
W I T N E S S E T H:
     WHEREAS, PVC is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and PVC has registered its shares under the Securities Act of 1933, as amended (the “1933 Act”); and
     WHEREAS, PVC desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with PVC (the “Participating Insurance Companies”); and
     WHEREAS, PVC issues shares of capital stock, divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and
     WHEREAS, the SEC has issued an order granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the PVC funds for which PFDI is principal underwriter to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the “Exemptive Order”); and
     WHEREAS, Principal Management Corporation (the “Adviser”), the investment adviser of the PVC funds, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and under any applicable state securities laws; and

     WHEREAS, PFDI is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (FINRA); and
     WHEREAS, the Accounts are registered with the SEC as unit investment trusts under the 1940 Act; and
     WHEREAS, the Company desires that the Accounts invest in Class 2 shares of those funds of PVC identified on Schedule A (the “Funds”) to fund the variable life insurance and/or variable annuity contracts issued by the Company and identified on Schedule A (collectively, the “Contracts”) that are supported by the Accounts; and
     WHEREAS, the Company purchases and redeems shares of the Funds on behalf of the Accounts to fund the Contracts in accordance with Contract holder directions and the terms of the Contracts;
     NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:
ARTICLE I.
Sale of PVC Shares
     1.1. PVC shall make Class 2 shares of the Funds available to the Accounts at the net asset value next computed after receipt of such purchase order by PVC (or its agent), as established in accordance with the provisions of the then current prospectus of PVC. Shares of a particular Fund of PVC shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The board of directors of PVC (the “Board”) may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of PVC (the “Directors”) acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.
     1.2. PVC will redeem any full or fractional shares of any Fund when requested by the Company on behalf of an Account at the net asset value next computed after receipt by PVC (or its agent) of the request for redemption in good order in accordance with the provisions of the then current prospectus of PVC.
     1.3. For the purposes of Sections 1.1 and 1.2, PVC hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investments in and payments under the Contracts. Receipt by the Company shall constitute receipt by PVC provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Fund is determined in accordance with its prospectus and (ii) PVC receives notice of such orders from Company by fax by 9:00 a.m. New York time on the next following Business Day, unless the parties agree to an alternative time and/or method. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which PVC calculates its net asset value pursuant to the rules of the SEC. The Company shall provide notice of purchase and redemption orders to PVC as soon as reasonably practicable after creating the daily orders and shall use its best efforts to fax such orders at or before the time stated above. If the Company determines that it is unable to fax such orders by the time stated above, then the Company shall contact PVC to make an alternative arrangement acceptable to both parties.
     1.4. Purchase orders that are transmitted to PVC in accordance with Section 1.3 shall be paid for by the Company no later than 4:00 p.m. New York time on the same Business Day that PVC receives notice of the order. PVC shall pay and transmit the proceeds of redemption orders that are transmitted to PVC in accordance with Section 1.3 no later than 4:00 p.m. New York time on the same Business Day that PVC receives notice of the redemption, except that PVC reserves the right to postpone payment upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder. Payments by the Company for the purchase of shares of the Funds by its Accounts and payments by PVC of the proceeds of the redemption of shares of the Funds by such Accounts may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day. Payments shall be made in federal funds transmitted by wire.
     1.5. Issuance and transfer of PVC’s shares will be by book entry only. Share certificates will not be issued to the Company or the Accounts. Shares purchased from PVC will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account. PVC shall fax to the Company at the number designated by the Company a copy of a detailed transaction report, as reasonably understood by the parties, and a transaction history report on the Business Day following each trade.
     1.6. PFDI shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on PVC’s shares at least five (5) Business Days prior to the ex-dividend date. On the ex-dividend date or, if not a Business Day on the first Business Day thereafter, PFDI shall notify the Company of the actual amount of dividend or distribution payable per share. The form of payment of dividends and capital gains distributions will be determined in accordance with the Company’s operational procedures in effect at the time of the payment of such dividend or distribution. At this time, the Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund’s shares in additional shares of that Fund. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and capital gain distributions in the form of cash. PFDI shall, on the date of issuance or if not a Business Day on the first Business Day thereafter, notify the Company of the number of shares so issued in payment of such dividends and distributions.
     1.7. PFDI shall fax the closing net asset value per share for each Fund to the Company on a daily basis as soon as reasonably practicable after such closing net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time. In the event PFDI is unable to make the 7:00 p.m. deadline stated herein, it shall provide additional time on the morning of the next following Business Day for the

Company to fax the orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which PFDI takes to make the closing net asset value available to the Company. Any material error in the calculation or reporting of the closing net asset values, dividends, or capital gain information shall be reported immediately to the Company upon discovery. In such event the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct closing net asset value per share and PVC or PFDI shall bear the cost of correcting such errors. The procedures currently in effect for net asset value error corrections are attached as Exhibit 1. PVC and PFDI agree that any change to such procedures will be made in compliance with applicable SEC regulations and guidelines.
     1.8. Each Business Day, promptly after it has received the fax listing the Company’s orders for purchasing and redeeming Fund shares, PFDI shall send the Company at the number designated by the Company a fax confirming such orders and listing the closing net asset value for the prior Business Day.
     1.9. PVC agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts, and to certain qualified pension and retirement plans (“Qualified Plans”) to the Adviser and to others only to the extent permitted by the Exemptive Order, that communicate to PVC that they qualify to purchase shares of the Funds under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments of the Funds as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h). No shares of any Fund will be sold directly to the general public. The Company agrees that PVC shares will be used only for the purposes of funding the Contracts and Accounts, and that it will perform the obligations of a Participating Insurance Company under the Exemptive Order.
     1.10. PVC agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.9 and Article IV of this Agreement.
ARTICLE II.
Obligations of the Parties
     2.1. PVC shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses, profiles (if any) and statements of additional information of PVC. PVC shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1, the preparation of all statements and notices required of an issuer by any federal and state law, and all taxes to which an issuer is subject on the issuance and transfer of its shares.
     2.2. At the option of the Company, PVC shall either (a) provide the Company with as many copies of PVC’s current prospectus, profile (if any), statement of additional information, annual report, semi-annual report, proxy materials (or similar materials such as voting instruction solicitation materials), and other shareholder communications (including sales literature), including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera-ready copy of such documents in a form suitable for printing. PVC shall provide the Company with such assistance as is reasonably necessary in order for the Company once each year (or as often as is required by the SEC) to have the prospectus for the Contracts and the prospectus or profile (if any) for the Funds printed together in one document. The prospectus, profile (if any) and statement of additional information provided by PVC shall relate to all funds of PVC. PVC shall provide the Company with information regarding the Funds’ expenses, which information may include a table of fees and, if applicable, any related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.
     2.3 As part of and in connection with the Company’s preparation and delivery of the prospectuses, annual reports and semi-annual reports of Contracts that are supported by the Accounts for which PVC is serving or is to serve as an underlying investment vehicle, the Company shall bear the costs of printing PVC’s prospectus, annual reports and semi-annual reports that are to be distributed to, and the costs of distributing such materials to, existing owners of and applicants of Contracts. PVC shall bear the costs of typesetting, printing and distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. PFDI agrees to pay the Company a Rule 12b-1 fee based on attached Schedule B for reimbursement for the costs associated with the printing and distribution of materials referenced above and with the administrative processing of PVC Fund shares.
     2.4. The Company shall furnish, or cause to be furnished, to PVC (or its designee), a copy of the Contract prospectus and statement of additional information in which PVC or PFDI is first named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to PVC (or its designee) a copy of each subsequent Contract prospectus and statement of additional information in which PVC or PFDI is named concurrently with the filing of such document with the SEC provided that there are no material changes in disclosure related to PVC or PFDI. PVC may, in its reasonable discretion, request that the Company modify any references to PVC or PFDI in subsequent filings. The Company also shall provide to PVC at least one complete copy of all reports, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall furnish, or shall cause to be furnished, to PVC (or its designee), each piece of sales literature or other promotional material in which PVC or PFDI is named, at least five Business Days prior to its use or concurrently with the filing of such document with the FINRA, whichever is greater. No such material shall be used if PVC (or its designee) reasonably objects to such use within five Business Days after receipt of such material.
     2.5. PVC shall furnish, or cause to be furnished, to the Company (or its designee), a copy of any initial PVC prospectus, profile (if any), and statement of additional information in which the Company, any Account or any Contract is first named prior to the filing of such document with the SEC. PVC shall furnish, or shall cause to be furnished, to the Company (or its designee) a copy of each subsequent PVC prospectus, profile (if any) and statement of additional information in which the Company, any Account or any Contract is named concurrently with the filing of such document with the SEC provided that there are no material changes in disclosure related to the Company, any Account or any Contract. The Company may, in its reasonable discretion, request that PVC modify any references to the Company, any Account or any Contract in subsequent filings. PVC also shall provide to the Company at least one complete copy of all reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Funds, promptly after the filing of such document(s) with the SEC or other regulatory authorities. PVC shall furnish, or shall cause to be furnished, to the Company (or its designee) each piece of sales literature or other promotional material in which the Company, any Account or any Contract is named, at least five Business Days prior to its use or concurrently with the filing of such document with the FINRA, whichever is greater. No such material shall be used if the Company (or its designee) reasonably objects to such use within five Business Days after receipt of such material.
     2.6. The Company shall not give any information or make any representations or statements on behalf of PVC or PFDI or concerning PVC, PFDI or the Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or profile (if any) for PVC shares (as such registration statement, profile (if any) and prospectus may be amended or supplemented from time to time), reports of PVC, PVC-sponsored proxy statements, or in sales literature or other promotional material approved by PVC or its designee or PFDI, except as required by legal process or regulatory authorities or with the written permission of PVC or its designee or PFDI.
     2.7. Neither PVC nor PFDI shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company, or its designee.
     2.8. PVC or PFDI will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Funds (including, but not limited to, any material change in its registration statement or prospectus affecting the Funds and any proxy solicitation sponsored by PVC or PFDI affecting the Funds) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them when reasonably practicable in the view of PVC in conjunction with regular annual updates of the prospectus for the Contracts.
     2.9 So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable contract owners, the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts which are registered as investment companies under the 1940 Act, in shares of PVC. PVC shall require all Participating Insurance Companies to calculate voting privileges in a manner consistent with the Exemptive Order, and the Company shall be responsible for assuring that the

Accounts calculate voting privileges in a manner consistent with any reasonable standards established by PVC and provided to the Company in writing. The Company will vote shares of PVC held by an Account and for which no timely voting instructions from Contract owners are received, as well as shares that it owns directly or indirectly through an Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for PVC shares held by Contract owners without the prior written consent of PVC, which consent may be withheld in PVC’s sole discretion, except in the event that the Company determines, in reliance on an opinion of counsel, that a proxy proposal would result in a violation of applicable insurance laws.
     2.10 PVC represents that each Fund is or will be qualifed as a Regulated Investment Company under Subchapter M of the Code, and that each Fund shall maintain such qualification (under Subchapter M or any successor similar provisions), and that it shall notify the Company immediately upon having a reasonable basis for believing that any Fund has ceased to so qualify or that any Fund might not so qualify in the future. PVC and PFDI acknowledge that compliance with Subchapter M is an essential element of compliance with Section 817(h) by a corporation.
     2.11. Each Fund shall invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Each Fund has complied and shall continue to comply with the requirements of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies, endowment contracts and variable annuity contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. PVC shall notify the Company immediately upon having a reasonable basis for believing that any Fund has ceased or might cease to so comply. In addition, PVC will immediately take all steps necessary to adequately diversify the Fund to achieve compliance.
     2.12. PVC shall provide the Company or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements on a quarterly basis.
     2.13. PVC shall provide monthly statements of account as of the end of each month for all of the Company’s Accounts by the fifteenth (15th) Business Day of the following month.
ARTICLE III.
Representations and Warranties
     3.1. The Company represents and warrants that it is a life insurance company duly organized or existing and in good standing under applicable law and has legally and validly established and will maintain each Account as a segregated asset account under relevant state insurance law.

     3.2. The Company represents and warrants that each of the Accounts (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for its variable annuity or variable life contracts, including the Contracts, or alternatively has not been registered in proper reliance upon an exclusion from registration under the 1940 Act; (2) the Accounts comply, and will continue to comply, in all material respects with applicable requirements of the 1940 Act and the rules thereunder; (3) the Accounts’ 1933 Act registration statements relating to the Contracts, together with any amendments thereto, will at all times comply in all materials respects with the requirements of the 1933 Act and the rules thereunder; and (4) the prospectus for each Contract will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
     3.3. The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act). The Company further represents and warrants that in all material respects the Contracts or interests in the Accounts comply with, and will be issued and sold in compliance with, all applicable federal and state laws. The Company shall register and qualify the Contracts or interests of the Accounts as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.
     3.4. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as modified endowment, annuity or life insurance contracts under applicable provisions of the Code and agrees that it will make every reasonable effort to maintain such treatment and will notify PVC immediately upon having a reasonable basis for believing that its Contracts or any of them have ceased to be so treated or might not be so treated in the future.
     3.5. The Company represents and warrants that it has adopted and implemented internal controls reasonably designed to prevent the Company from aggregating orders for the purchase or redemption of shares of a Fund received before the time the net asset value of the Fund is determined in accordance with its prospectus with orders received after that time and to minimize errors that could result in late transmissions of orders to the Fund and agrees to furnish PVC such information as may be reasonably requested to permit its Board to consider such controls.
     3.6. PVC represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.
     3.7. PVC represents and warrants that PVC shares offered and sold pursuant to this Agreement are registered under the 1933 Act and are duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that PVC is and shall remain registered under the 1940 Act. PVC shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. PVC shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by PVC.
     3.8 PVC and PFDI represent and warrant that each Fund’s investment policies, fees, and expenses are and shall at all times remain in compliance with applicable state securities laws, if any, and with the insurance laws of the State of Maryland, and PVC and PFDI represent that their respective operations are and shall at all times remain in material compliance with applicable state securities laws and with the insurance laws of the State of Maryland to the extent required to perform this Agreement. PVC and PFDI also represent that each Fund will comply with any additional state insurance law restrictions, as provided in writing by the Company to PVC and/or PFDI, including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.
     3.9 PVC represents and warrants that the investments of each Fund will comply with the diversification requirements set forth in Section 817(h) of the Code and the rules and regulations thereunder.
     3.10 With respect to its Class 2 shares, PVC has adopted plans pursuant to Rule 12b-l under the 1940 Act (“Rule 12b-1 Plans”) under which it makes payments to finance distribution expenses. PVC represents and warrants that a majority of its Directors are not interested persons of PVC, and that each of its Rule 12b-l Plans to finance distribution expenses of its Class 2 shares has been, and that any changes to those Rule 12b-l Plans will be, approved in accordance with Rule 12b-l under the 1940 Act.
     3.11. PVC and PFDI represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of PVC in an amount not less than the minimum coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time under the 1940 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
     3.12. PFDI represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. PFDI further represents that it will sell and distribute PVC shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
     3.13. PFDI represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for PVC in compliance in all material respects with the laws of the State of Maryland and any applicable state and federal securities laws.
     3.14. PFDI represents and warrants that it or PVC, or any of their agents, will (1) correctly calculate the daily net asset value, dividend rate, or capital gain distribution rate of Fund shares; (2) correctly report the daily net asset value, dividend rate, or capital gain distribution rate of Fund shares; and (3) timely report the net asset value, dividend rate, or capital gain distribution rate of Fund shares, the materiality of any net asset value error to be determined according to the applicable net asset value error correction procedures, the current version of which is attached as Exhibit 1, and which shall be in accordance with SEC guidelines.
     3.15. Each party will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates.
     3.16 In addition, PVC and PFDI shall not, directly or indirectly, disclose or use any nonpublic personal information regarding the consumers or customers of the Company (as the terms “consumer” and “customer” are defined in Rule 3(g) and 3(j), respectively, of Regulation S-P of the SEC) (“Confidential Information”), other than to carry out the functions contemplated by this Agreement. The foregoing obligation of confidentiality shall not extend to any portion of the Confidential Information that is, or becomes, generally available to the general public from: (a) federal, state or local governmental records, (b) widely distributed media, or (c) disclosures to the general public that are required to be made by federal, state or local law.
ARTICLE IV.
Potential Conflicts
     4.1. The parties acknowledge that PVC’s shares may be made available for investment to other Participating Insurance Companies and to Qualified Plans. In such event, the Board will monitor PVC for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies and Qualified Plan investors. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners and Qualified Plan participants; (f) a decision by an insurer to disregard the voting instructions of contract owners; or (g) a decision by a Qualified Plan to disregard participant voting instructions. PVC shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.
     4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Exemptive Order by providing the Board with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
     4.3. If it is determined by the Board, or a majority of the disinterested Directors, that a material irreconcilable conflict exists, the Company shall, in cooperation with Qualified Plans to the extent applicable and other Participating Insurance Companies whose contract owners are also affected, at their expense and to the extent reasonably practicable (as determined by the Board) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from PVC or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another fund of PVC, or submitting the question of whether or not such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out with a view to the interests of the owners of the Contracts.
     4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at PVC’s election, to withdraw the affected Account’s investment in PVC and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Any such withdrawal and termination must take place within six (6) months after PVC gives written notice that this provision is being implemented. Until the end of such six (6) month period, PVC shall continue to accept and implement orders by the Company for the purchase and redemption of shares of PVC upon the terms set forth above.
     4.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in PVC and terminate this Agreement with respect to such Account within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six (6) month period, PVC shall continue to accept and implement orders by the Company for the purchase and redemption of shares of PVC upon the terms set forth above.
     4.6. For purposes of Sections 4.3 through 4.5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contact owners materially adversely affected by the irreconcilable material conflict. In the event that the disinterested Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in PVC and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Directors.
     4.7. The Company shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.
     4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then PVC and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.
     4.9. The Company will maintain at its home office available to the SEC a list of its officers, directors and employees who participate directly in the management and administration of the Accounts, which individuals will continue to be subject to the automatic disqualification provisions of Section 9(a) of the 1940 Act.
     4.10. PVC hereby notifies the Company that it may be appropriate to include in prospectuses for the Contracts disclosure regarding potential conflicts as described in Section 4.1 of this Agreement.
     4.11 The parties acknowledge that the provisions of Article IV, as well as other provisions of this Agreement, have been included for purposes of implementing the terms and conditions of the Exemptive Order. They agree that the terms and conditions of the Exemptive Order shall govern to the extent they address matters not covered by this Agreement or may be inconsistent with the provisions of this Agreement. The parties acknowledge that the terms and conditions of the Exemptive Order are noted in the notice and order issued by the SEC with respect to the Exemptive Order (Release Nos. IC-27852 (June 18, 2007) (notice) and IC 27887 (July 17, 2007) (order).
ARTICLE V.
Indemnification
     5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless PVC, PFDI, and each of their directors, officers, employees and agents and each person, if any, who controls PVC or PFDI within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnification shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of PVC or PFDI for use in Company Documents or otherwise for use in connection with the sale of the Contracts or PVC Fund shares; or
     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from PVC Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or PVC shares; or
     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in PVC Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to PVC or PFDI by or on behalf of the Company; or
     (d) arise out of or result from any failure by the Company to perform its obligations under this Agreement; or
     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.
     5.2. Indemnification by PFDI. PFDI agrees to indemnify and hold harmless the Company and each of its trustees, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of PFDI) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or profile (if any) for PVC or in sales literature generated or approved by PVC or PFDI (or any amendment or supplement to any of the foregoing) (collectively, “PVC Documents” for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnification shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to PVC by or on behalf of the Company for use in PVC Documents or otherwise for use in connection with the sale of the Contracts or PVC shares; or
     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of PFDI or PVC or persons under their control, with respect to the sale or acquisition of the Contracts or PVC shares; or
     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of PFDI or PVC; or
     (d) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate, whether performed by PFDI or PVC, or any of their agents; or
     (e) arise out of or result from any failure by PVC or PFDI to perform its obligations under this Agreement; or
     (f) arise out of or result from any material breach of any representation and/or warranty made by PVC or PFDI in this Agreement or arise out of or result from any other material breach of this Agreement by PVC or PFDI (including a failure whether unintentional, or in good faith, or otherwise, to comply with the diversification and other qualification requirements specified in Article II of this Agreement).
     5.3. None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party (as defined in such Sections) that arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.
     5.4. None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party (as defined in such Sections) unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.
     5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
     5.6. Each party to this Agreement agrees to promptly notify the other parties of the commencement of any litigation or proceedings against it or any of its trustees/directors, officers, employees, or agents in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Funds or the Accounts.
ARTICLE VI.
Termination
     6.1 This Agreement shall terminate as to the sale and issuance of new Contracts:
     (a) at the option of any party, for any reason upon ninety (90) days advance written notice to the other parties, unless a shorter time period is agreed to in writing by the parties to this Agreement;
     (b) at the option of the Company, upon one week advance written notice to PVC, if PVC shares are not reasonably available to meet the requirements of the Contracts as determined by the Company;
     (c) at the option of the Company, immediately upon institution of formal proceedings against PVC, PFDI, or the Adviser by the FINRA, SEC, or any other regulatory body that are deemed by the Company to materially affect the performance of the obligations of PVC, PFDI, or the Adviser under this Agreement;
     (d) at the option of PVC or PFDI, immediately upon institution of formal proceedings against the Accounts or the Company by the FINRA, SEC, or any other regulatory body that are deemed by PVC or PFDI to materially affect the performance of the Company’s obligations under this Agreement;

     (e) upon the decision of the Company to substitute the shares of another investment company or series thereof for PVC’s shares in accordance with the terms of the applicable Contracts. The Company will give forty-five (45) days prior written notice to PVC of the date of any substitution. PVC, the Adviser, and PFDI shall cooperate with the Company in connection with such substitution;
     (f) upon assignment (as defined in Section 2(a)(4) of the 1940 Act) of the Agreement, unless made with the written consent of all other parties hereto;
     (g) at the option of the Company, if PVC’s shares are not registered, issued or sold in conformance with state or federal law or such law precludes the use of PVC’s shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by each party should such situation occur;
     (h) by any party to the Agreement upon a determination by a majority of the Board of PVC, or a majority of its disinterested Directors, that an irreconcilable material conflict exists;
     (i) at the option of PVC or PFDI, if the Contracts cease to qualify as modified endowment, annuity contracts or life insurance contracts, as applicable, under the Code or if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law;
     (j) at the option of the Company, if the need for substitution of the shares of another investment company, or series thereof, for shares of a Fund, pursuant to Section 26(c) of the 1940 Act, arises out of PVC’s failure to have its shares registered, issued or sold in conformance with federal law, including applicable tax law, the expenses of effecting the substitution (including any expenses incurred in obtaining an SEC order and/or conducting a Contract owner vote) shall be reimbursed by PFDI. PVC, the Adviser and PFDI shall cooperate with the Company in connection with such substitution;
     (k) at the option of the Company by written notice to PVC with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article II hereof, or if the Company reasonably believes that such Fund may fail to so qualify or comply;
     (l) at the option of PVC or PFDI by written notice to the Company, if either one or both shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or
     (m) termination by the Company by written notice to PVC or PFDI, if the Company shall determine, in its sole judgment exercised in good faith, that PVC, PFDI, or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     6.2 Notwithstanding any termination of this Agreement, PVC shall, at the option of the Company, continue to make available additional shares of PVC (or any Fund) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. This Section 6.2 shall not apply to any terminations under Article IV of this Agreement. Terminations under Article IV shall be governed by that Article.
     6.3 The provisions of Articles III and V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.9 shall survive the termination of this Agreement as long as shares of PVC are held on behalf of Contract owners in accordance with Section 6.2. Specifically, without limitation, the owners of any existing Contracts shall, subject to the terms and conditions of this Agreement and the PVC prospectus, be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Fund and/or invest in PVC upon the making of additional premium payments under the existing Contracts.
ARTICLE VII
Notices
     Any notice required under this Agreement shall be sufficiently given when sent by registered or certified mail, by facsimile transmission (provided that a copy is also sent by registered or certified mail) or by a nationally recognized overnight delivery service, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
     If to PVC or PFDI:
Principal Variable Contracts Funds, Inc.
680 8th Street
Des Moines, Iowa 50392-0200
Attention: Ralph C. Eucher, President
     with a copy to:
Michael D. Roughton, Esq.
Counsel
Principal Variable Contracts Funds, Inc.
711 High Street
Des Moines, Iowa 50392-0300
     If to the Company:
Farmers New World Life Insurance Company
3003 – 77th Avenue, S.E.
Mercer Island, Washington 98040
Attention: C. Paul Patsis, President

     with a copy to:
Brian F. Kreger
Vice President, General Counsel, and Secretary
3003 – 77th Avenue, S.E.
Mercer Island, Washington 98040
ARTICLE VIII.
Miscellaneous
     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
     8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
     8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
     8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Washington.
     8.5. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Washington State Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Washington variable contract laws and regulations and any other applicable law or regulations.
     8.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
     8.7. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
     8.8. Neither this Agreement nor any rights or obligations hereunder may be assigned by a party without the prior written approval of the other parties.

     8.9. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the parties.
     8.10. The parties are entering into this Agreement following certain Funds of PVC acquiring substantially all the assets and assuming certain liabilities of the funds of WM Variable Trust, an open-end management investment company registered under the laws of the Commonwealth of Massachusetts. At the time this Agreement becomes effective with respect to a Fund, any comparable agreement to which the Company and PFDI are parties which relates to a corresponding fund of WM Variable Trust shall terminate.
     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as the date and year first above written.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	/s/ Michael Keller
Name:	Michael Keller
Title:	Senior Vice President

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.

By:	/s/ Jill Brown

Name:	Jill Brown
Title:	Chief Financial Officer

PRINCIPAL FUNDS DISTRIBUTOR, INC.

By:	/s/ Cary Fuchs

Name:	Cary Fuchs
Title:	President

Schedule A
Accounts, Contracts, and Funds

Name of Account and	Contracts Supported
Date Established by Board	By Separate Account
Farmers Annuity Separate Account A (4/6/99)	• Farmers Variable Annuity

Farmers Variable Life Separate Account A (4/6/99)	• Farmers Variable Universal Life
• Accumulator VUL
• Farmers EssentialLife Variable Universal Life
Class 2 Shares of the following Funds of Principal Variable Contracts Funds, Inc. (“PVC”) will be made available to the Company as the sponsor of the Accounts:
Principal Variable Contracts Funds, Inc. – Equity Funds
PVC Diversified International Account
Accumulator VUL
PVC Equity Income Account
Accumulator VUL
Farmers Variable Annuity
Farmers Variable Universal Life
PVC LargeCap Growth Account
Accumulator VUL
PVC LargeCap Blend Account II
Accumulator VUL
PVC MidCap Stock Account
Accumulator VUL
Farmers Variable Annuity
Farmers Variable Universal Life
PVC SmallCap Growth Account II
Accumulator VUL
Farmers Variable Annuity
Farmers Variable Universal Life
PVC West Coast Equity Account
Accumulator VUL
Farmers Variable Annuity
Farmers Variable Universal Life

Principal Variable Contracts Funds, Inc. – Fixed Income Funds
PVC Income Account
Accumulator VUL
PVC Money Market Account
Accumulator VUL
PVC Mortgage Securities Account
Accumulator VUL
PVC Short-Term Income Account
Accumulator VUL
Principal Variable Contracts Funds, Inc. – Strategic Asset Management (SAM) Portfolios
PVC SAM Balanced Portfolio
Accumulator VUL
Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life
PVC SAM Conservative Balanced Portfolio
Accumulator VUL
Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life
PVC SAM Conservative Growth Portfolio
Accumulator VUL
Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life
PVC SAM Flexible Income Portfolio
Accumulator VUL
Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life
PVC SAM Strategic Growth Portfolio
Accumulator VUL
Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life

Schedule B
               (a) PFDI will pay the Company (on behalf of the Company’s distributor of those Contracts listed on Schedule A), within 30 days after the end of each calendar quarter, Services Fees at an annual rate of 0.25% of the average daily net assets of the PVC Funds for the quarter attributable to Class 2 shares of the Funds held by the Accounts. The determination of daily net assets shall be made at the close of each business day throughout the quarter and computed in the manner specified in PVC’s then current prospectus or prospectuses for the determination of the net asset values of the Funds’ Class 2 shares. PFDI shall make the calculation and accompany each quarterly payment with a statement showing the calculation of the amount payable and such other supporting data as the Company may reasonably request
               (b) The Company shall expend the amounts of Services Fees it receives from the PFDI in its discretion, so long as such expenditures are related to the direct or indirect financing of activities primarily intended to result in the sale of the Contracts. Services may include:
     (1) formulation and implementation of marketing and promotional activities, such as mail promotions and television, radio, newspaper, magazine and other mass media advertising; (2) preparation, printing and distribution of sales literature provided to the Fund’s shareholders and prospective shareholders; (3) preparation, printing and distribution of prospectuses and statements of additional information of the Fund and reports to recipients other than existing shareholders of the Fund; (4) obtaining such information, analyses and reports with respect to marketing and promotional activities as the PFDI may, from time to time, deem advisable; (5) making payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell shares pursuant to selling agreements; (6) providing training, marketing and support to dealers and others with respect to the sale of shares; (7) receiving and answering correspondence from prospective shareholders including distributing prospectuses, statements of additional information, and shareholder reports; (8) providing of facilities to answer questions from prospective investors about shares; (9) complying with federal and state securities laws pertaining to the sale of shares; (10) providing of other reasonable assistance in connection with the distribution of the Fund’s shares; (11) organizing and conducting of sales seminars and making payments in the form of transactional compensation or promotional incentives; and (12) such other distribution and services activities as the Fund determines may be paid for by the Fund pursuant to the terms of the Fund’s Rule 12b-1 Plan as duly authorized by the Fund’s Board of Directors and in accordance with Rule 12b-1 of the Investment Company Act of 1940.
               (c) The Company shall use its best efforts to cooperate with PFDI in PFDI’s preparation and submission of all reports required under applicable law, or requested by the

Board of Directors of PVC, which relate to distribution activities and expenses with respect to shares of the Funds.
               (d) PFDI represents and warrants that it has been authorized by the Board of Directors of PVC Fund to pay the 12b-1 Fee to the Company.
               (e) This Schedule B shall terminate in the event it is determined by any federal or state regulatory authority that payments of Services Fees are in violation of or inconsistent with any federal or state law.

Exhibit 1
As indicated in Section 1.7, the following is a copy of PVC’s procedures, as currently in effect, for net asset value (“NAV”) error correction:
PRINCIPAL MANAGEMENT CORPORATION
NAV ERROR CORRECTION PROCEDURES
NAV Error Identification
If an NAV error is less than $.01 per share on a given day, it is immaterial and no corrective action is necessary. If the error equals or exceeds $.01 per share, then it is considered material and corrective action must be taken. The procedure for analyzing the per share impact of an error will be to divide the amount of error by shares outstanding on each day the error exists.
NAV Error Resolution/Correction
Once an error is determined to equal or exceed $.01 per share, a second decision point must be analyzed to determine the appropriate corrective action. If the difference in NAV is less than 0.5% of the corrected NAV, then the fund must be made whole, but individual transactions do not need to be reprocessed. The payment for making the fund whole will be based on net shareholder transactions on each day the error exists.
If the difference in NAV equals or exceeds 0.5% of the corrected NAV, then the fund must be made whole and individual transactions also must be reprocessed. However, if the dollar amount per shareholder is equal to or less than $10, then that transaction need not be reprocessed.
Procedure
PMC’s Fund Accounting Group will review each NAV error on a case-by-case basis and apply the methodology discussed above. A file will be maintained that contains all of the information and decisions made regarding each NAV error occurrence. A summary of NAV errors is reviewed at least annually by the audit committee of the Fund Board of Directors.